EXHIBIT 10.2
                                                                    ------------

                                                                   MARCH 5, 2008

                           CONVERTIBLE PROMISSORY NOTE

THEREFORE, FOR VALUE RECEIVED the undersigned, promises to pay to iVoice, Inc., the principal sum of Fifty Thousand Six Hundred and Fifty-one Dollars and Fifty-two Cents ($50,651.52), at the rate of prime plus 1 percent per annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at iVoice, Inc. (the "iVoice") 750 Highway 34, Matawan, New Jersey 07747, or at such place as the legal holder hereof may designate in writing. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. Such advances may include Services Fees accrued pursuant to the Administrative Services Agreement, as amended (the "Agreement") originally dated August 1, 2004 by and between iVoice, Inc., a New Jersey corporation ("iVoice") and iVoice Technology, Inc., a New Jersey corporation (the "Company"). The principal and interest shall be due and payable as follows: (a) interest shall accrue monthly on the unpaid balance and shall be paid annually, and (b) principal shall be payable on demand.

Notwithstanding anything to the contrary herein, the Note holder may elect payment of the principal and/or interest, at the holder's sole discretion, owed pursuant to this Note by requiring the Company to issue to iVoice, or his assigns either: (i) one Class B common stock share of the Company par value $.01 per share, for each dollar owed, (ii) the number of Class A common stock shares of the Company calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to have paid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii), payment of the principal of this Note, before any repayment of interest. For purposes of determining the holding period of this Convertible Promissory Note under Rule 144 of the regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended,
Exhibit I attached herein shows the date that each monthly obligation pursuant to the Agreement became due and unpaid. This Exhibit I shall be amended from time to time to reflect additional monthly advances made pursuant to the Agreement referenced above.

Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten
(10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in
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either such event the holder may, without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, and the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note shall bear interest at the rate of prime plus 2 percent per annum after default until paid.

All parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest, and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

Upon default, the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's right and remedies upon default. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

This Note is to be governed and construed in accordance with the laws of the State of New Jersey.

IN TESTIMONY WHEREOF, each corporate maker has caused this instrument to be executed in its corporate name by its President, and its corporate seal to be hereto affixed, all by order of its Board of Directors first duly given, the day and year first written above:

IVOICE TECHNOLOGY, INC.


By: _________________________
    Jerome Mahoney
    President and
    Chief Executive Officer